SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.20549
___________

FORM 8-K
___________

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):     October 27, 2006

ECO DEPOT, INC.
(EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)

NEVADA	5090	06-1742208
(STATE OR OTHER JURISDICTION OF INCORPORATION OR ORGANIZATION)	(COMMISSION FILE NO.)	(IRS EMPLOYEE IDENTIFICATION NO.)

21 Richbell Street
Thornhill, Ontario, CanadaL4J 5W5
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

(416)937-7435
(ISSUER TELEPHONE NUMBER)

2311 West 16th, #83
Spokane, Washington99224
(FORMER NAME AND ADDRESS)

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FORWARD LOOKING STATEMENTS

This Form 8-K and other reports filed by Registrant from time to time with the Securities and Exchange Commission (collectively the “Filings”) contain or may contain forward looking statements and information that are based upon beliefs of, and information currently available to, Registrant’s management as well as estimates and assumptions made by Registrant’s management. When used in the filings the words “anticipate”, “believe”, “estimate”, “expect”, “future”, “intend”, “plan” or the negative of these terms and similar expressions as they relate to Registrant or Registrant’s management identify forward looking statements. Such statements reflect the current view of Registrant with respect to future events and are subject to risks, uncertainties, assumptions and other factors relating to Registrant’s industry, Registrant’s operations and results of operations and any businesses that may be acquired by Registrant. Should one or more of these risks or uncertainties materialize, or should the underlying assumptions prove incorrect, actual results may differ significantly from those anticipated, believed, estimated, expected, intended or planned.

Although Registrant believes that the expectations reflected in the forward looking statements are reasonable, Registrant cannot guarantee future results, levels of activity, performance or achievements. Except as required by applicable law, including the securities laws of the United States, Registrant does not intend to update any of the forward-looking statements to conform these statements to actual results.

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On October 27, 2006 (the “Effective Date”), pursuant to the terms of a Stock Purchase Agreement, Halston Capital Ltd. purchased 4,000,000 shares of Eco Depot Inc, a Nevada Corporation (the “Company”)  issued and outstanding common stock from Nadine Sullivan, the sole officer and director of the Company. The total of 4,000,000 shares represents a majority of the shares of outstanding common stock of the Company.

ITEM 5.01 CHANGES IN CONTROL OF REGISTRANT.

Pursuant to the terms of a Stock Purchase Agreement, Halston Capital Ltd. purchased a total of 4,000,000 shares of the Company’s issued and outstanding common stock from Nadine Sullivan, the sole officer and director of the Company. The 4,000,000 shares represents a majority of the Company’s outstanding common stock, which as of October 31, 2005 was 6,075,000 shares. As part of the Acquisition and pursuant to the Stock Purchase Agreement, the following changes to the Company’s directors and officers have occurred:

o	Nadine Sullivan resigned as the Company’s President, Chief Executive Officer,
and Chief Financial Officer effective October 27, 2006.
Sheldon Gold was appointed Chief Executive Officer and Chief Financial Officer.
o	Further, Sheldon Gold was appointed to the Board of Directors of the Company.
o	Nadine Sullivan then resigned as a member of the board of directors of the Company.

In connection with the change in control, the Company changed its executive offices to 21 Richbell Street, Thornhill, Ontario, CanadaL4J 5W5.

ITEM 5.02 DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS.

Nadine Sullivan resigned as a member the Company’s Board of Directors effective as of October 27, 2006. The resignation is not the result of any disagreement with the Company on any matter relating to the Company’s operations, policies or practices. Nadine Sullivan resigned as the Company’s President, Chief Executive Officer, and Chief Financial Officer effective October 27, 2006.

Sheldon Gold was appointed as the Company’s President, Chief Executive Officer, Chief Financial Officer and a member of the Board of Directors as of October 27, 2006.   Mr. Gold has worked as the Director of Institutional Sales at Maxwell Network Group, Inc. since 2005.  In such capacity his responsibilities include day to day re-conciliations, accounts payable, accounts receivables, banking and deposits, government responsibilities, and coordinating staff pertaining to their specific duties.  From 1999 to 2005, Mr. Gold was a Warehouse Supervisor in the Canadian, US & Overseas Department at St. Helens Meat Packers.  In such capacity he managed five employees and was responsible for inventory control, order picking, shipping, receiving and warehousing of products.

The Company has not yet entered into an employment agreement with Sheldon Gold.

No transactions occurred in the last two years other than the aforementioned to which the Company was a party in which any director or officer had or is to have a direct or indirect material interest.

ITEM 9.01 FINANCIAL STATEMENT AND EXHIBITS.

(a)	Financial Statements of Business Acquired.
Not applicable.
(b)	Pro Forma Financial Information
Not applicable.
(c)	Exhibits.
	2.1	Stock Purchase Agreement dated as of October 27, 2006 between Nadine Sullivan and Halston Capital Ltd.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

        ECO DEPOT INC.

        By:    /s/ SHELDON GOLD
                  SHELDON GOLD, CEO

Dated: November 1, 2006